UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Amended and Restated Employment Agreement

As previously disclosed, on December 22, 2021, the Board of Directors (the “Board”) of Sanara MedTech Inc. (the “Company”) appointed Zachary B. Fleming as the Chief Executive Officer of the Company, effective January 1, 2022, and the Board made certain changes to his compensation. To reflect such previously disclosed changes, on April 28, 2022, the Company entered into an Amended and Restated Employment Agreement with Mr. Fleming, effective January 1, 2022 (the “Fleming Employment Agreement”), which amends, restates and supersedes Mr. Fleming’s existing employment agreement with the Company dated June 1, 2019. Pursuant to the Fleming Employment Agreement, Mr. Fleming’s annual base salary was increased from $225,000 to $290,000, less applicable taxes and other legal withholdings, which may be periodically adjusted at the discretion of the compensation committee of the Board. In addition, Mr. Fleming is eligible to receive an annual award of shares of restricted common stock equal to an amount of up to 75% of his base salary, subject to approval of the Board. In accordance with the Fleming Employment Agreement, Mr. Fleming is also eligible to receive an annual cash bonus of up to 50% of his base salary based on annual performance metrics during the term of his employment, customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits including paid vacation.

In the event that Mr. Fleming’s employment is terminated for “cause” (as defined in the Fleming Employment Agreement), by Mr. Fleming for any reason except for “good reason” (as defined in the Fleming Employment Agreement), then Mr. Fleming is entitled to receive his base salary earned and accrued through the effective date of termination, plus reimbursement for any approved expenses incurred but unpaid as of such date. In the event that Mr. Fleming’s employment is terminated by the Company without cause or due to Mr. Fleming for good reason, Mr. Fleming shall be entitled to receive a severance package which includes one year of base salary following the effective date of termination, paid in 24 equal semi-monthly installments in accordance with the Company’s regular payroll practices, and continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Mr. Fleming, which continued participation in health care benefits may be through participation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and reimbursement of COBRA premiums paid by Mr. Fleming for such continued participation; provided that Mr. Fleming executes and delivers to the Company an executed release of claims.

The foregoing description of the Fleming Employment Agreement is qualified in its entirety by reference to the full text of the Fleming Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Chief Financial Officer Employment Agreement

Mr. Michael McNeil has served as the Company’s Chief Financial Officer since April 2018. On April 28, 2022, the Company entered into an Employment Agreement (the “McNeil Employment Agreement”) with Mr. McNeil. Pursuant to the McNeil Employment Agreement, Mr. McNeil’s annual base salary was increased, effective January 1, 2022, from $175,000 to $215,000, less applicable taxes and other legal withholdings, which may be periodically adjusted at the discretion of the compensation committee of the Board. In addition, Mr. McNeil is eligible to receive an annual award of shares of restricted common stock equal to an amount of up to 75% of his base salary, subject to approval of the Board. In accordance with the McNeil Employment Agreement, Mr. McNeil is also eligible to receive an annual cash bonus of up to 50% of his base salary based on annual performance metrics during the term of his employment, customary benefits and reimbursement for reasonable business expenses, as well as other customary employment benefits including paid vacation.

In the event that Mr. McNeil’s employment is terminated for “cause” (as defined in the McNeil Employment Agreement), by Mr. McNeil for any reason except for “good reason” (as defined in the McNeil Employment Agreement), then Mr. McNeil is entitled to receive his base salary earned and accrued through the effective date of termination, plus reimbursement for any approved expenses incurred but unpaid as of such date. In the event that Mr. McNeil’s employment is terminated by the Company without cause or due to Mr. McNeil for good reason, Mr. McNeil shall be entitled to receive a severance package which includes one year of base salary following the effective date of termination, paid in 24 equal semi-monthly installments in accordance with the Company’s regular payroll practices, and continued participation in any health care benefits provided by the Company to its employees for the period of time during which severance payments are paid to Mr. McNeil, which continued participation in health care benefits may be through participation under COBRA and reimbursement of COBRA premiums paid by Mr. McNeil for such continued participation; provided that Mr. McNeil executes and delivers to the Company an executed release of claims.

The foregoing description of the McNeil Employment Agreement is qualified in its entirety by reference to the full text of the McNeil Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Co-Chief Operating Officer Modification of Duties

Mr. Shawn M. Bowman has served as the Company’s President, Strategic Partnerships since May 2019, and served as the Company’s Co-Chief Operating Officer on an interim basis since January 28, 2020. The Company modified the professional duties of Mr. Bowman, effective April 29, 2022, such that Mr. Bowman will no longer serve as the Company’s Co-Chief Operating Officer. Mr. Bowman will retain his duties as President, Strategic Partnerships.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated April 28, 2022, by and between Sanara MedTech Inc. and Zachary B. Fleming.
10.2	Employment Agreement, dated April 28, 2022, by and between Sanara MedTech Inc. and Michael D. McNeil.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 29, 2022

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
		Name:	Michael D. McNeil
		Title:	Chief Financial Officer